January 2,1997






M. Thomas Makmann, President
Shepherd Surveillance Solutions, Inc.
7 Perimeter Road, Suite 4
Manchester,  NH 03103

Re:  Commitment to Extend Maturity Date

Dear Mr. Makmann:

         This letter hereby confirms the irrevocable commitment of Trilon Dominion Partners, L.L.C. ("Trilon"). Pursuant to a Credit Agreement currently being negotiated, to extend the maturity date of the $1,000,000 secured promissory note to Shepherd Surveillance Solutions, Inc. (the"Company") in favor of Trilon from August 8,1996 to August 8,2000. Such note will bear at the prime rate plus 4%.

         We hereby consent to the furnishing of a copy of this letter to Ernst & Young LLP, and the reliance of such firm upon this letter, in connection with the completion of its audit of the Company's financial statements for the fiscal year ended September 30,1996.



                                                By:/s/ Jack R. Sauer
                                                   ------------------------
                                                Title: Vice President